ARTICLES OF INCORPORATION

                                       OF

                        DAILY TAX FREE INCOME FUND, INC.
                              --------------------


     FIRST:    (1) The name of the incorporator is Joseph H. Reich.

               (2) The incorporator's post office address is 100 Park Avenue, New York, New York 10017.

               (3)  The incorporator is over eighteen years of age.

               (4) The incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland.


     SECOND: The name of the corporation (hereinafter called the "Corporation") is Daily Tax Free Income Fund, Inc.


     THIRD: The purposes for which the Corporation is formed are:

               (a) to conduct, operate and carry on the business of an investment company;

               (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of notes, bills, bonds, debentures and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness issued or guaranteed as to principal and interest by the United States Government, or any agency or instrumentality thereof, any State or local government, or any agency or instrumentality thereof, or any other securities of any kind issued by any corporation or other issuer organized under the laws of the United States or any State, territory or possession thereof or any foreign country or any subdivision thereof or otherwise, to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the Corporation or otherwise, and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons,
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                    firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said investments;

               (c) to conduct research and investigations in respect of securities, organizations, business and general business and financial conditions in the United States of America and elsewhere for the purpose of obtaining information pertinent to the investment and employment of the assets of the Corporation and to procure any or all of the foregoing to be done by others as independent contractors, and to pay compensation therefor;

               (d) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Corporation, and to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation;

               (e) to issue, sell, distribute, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, shares of stock of the Corporation, including shares of stock of the

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                    Corporation in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of stock of the Corporation, any funds or property of the Corporation, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation;

               (f) to conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments;

               (g) to carry out all or any part of the foregoing purposes or objects as principal or agent, or in conjunction with any other person, firm, association, corporation or other entity, or as a partner or member of a partnership, syndicate or joint venture or otherwise, and in any part of the world to the same extent and as fully as natural persons might or could do;

               (h) to have and exercise all of the powers and privileges conferred by the laws of the State of Maryland upon corporations formed under the laws of such State; and

               (i) to do any and all such further acts and things and to exercise any and all such further powers and privileges as may be necessary, incidental, relative, conducive, appropriate or desirable for the foregoing purposes.

                  The enumeration herein of the objects and purposes of the Corporation shall be construed as powers as well as objects and purposes, and shall not be deemed to exclude by inference any powers, objects or purposes which the Corporation is empowered to exercise, whether expressly by force of

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the laws of the State of Maryland now or hereafter in effect, or impliedly by the reasonable construction of the said laws.

          FOURTH: The post office address of the principal office of the Corporation within the State of Maryland is First Maryland Building, Floor 10A, Suite 1006, 25 South Charles Street, Baltimore, Maryland 21201 in care of The Corporation Trust, Incorporated.

          The resident agent of the Corporation in the State of Maryland is The Corporation Trust, Incorporated, First Maryland Building, Floor 10A, Suite 1006, 25 South Charles Street, Baltimore, Maryland 21201.

          FIFTH: (1) The total number of shares of stock of all classes which the Corporation shall have authority to issue is twenty billion (20,000,000,000), all of which stock shall have a par value of One Tenth of One Cent ($.001) per share. The aggregate par value of all authorized shares of stock of the Corporation is Twenty Million Dollars ($20,000,000).

               (2) (a) The Board of Directors of the Corporation is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, and qualifications or terms and conditions of or rights to require redemption of the stock and, pursuant to such classification or reclassification, to increase or decrease the number of authorized shares of any class, but the number of shares of any class shall not be reduced by the Board of Directors below the number of shares thereof then outstanding.

               (b) Without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the stock of the Corporation, and with respect to each class that hereafter may be created, shall be in such amount as may be declared from time to time by the

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          Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

          (3) Until such time as the Board of Directors shall provide otherwise in accordance with section (2) of this Article FIFTH, all of the authorized shares of the Corporation are designated as Common Stock. Such shares and the holders thereof shall be subject to the following provisions.

               (a) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each class of the Corporation's stock shall be determined separately and, accordingly, the net asset value, the dividends payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders, of shares of the Corporation's stock may vary from class to class. Except for these differences and certain other differences hereafter set forth, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption.

               (b) All consideration received by the Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the

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          books of account of the Corporation. Such consideration, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that class.

               (c) The assets belonging to a class of the Corporation's stock shall be charged with the liabilities of the Corporation with respect to that class and with that class' share of the liabilities of the Corporation not attributable to any particular class, in the latter case in the proportion that the net asset value of that class bears to the net asset value of all classes of the Corporation's stock as determined in accordance with Article NINTH of these Articles of Incorporation. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular class or classes.

               (d) Each holder of stock of the Corporation, upon request to the Corporation (accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, if any certificates have been issued to represent such shares) shall be entitled to require the Corporation to redeem, to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland, all or any part of the shares of stock standing in the name of such holder on the books of the Corporation at a price per share equal to the net asset value per share computed in accordance with Article NINTH hereof.

               (e)(i) The term "Minimum Amount" when used herein shall mean One Thousand Dollars ($1,000) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not

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          in any event exceed Twenty-Five Thousand Dollars ($25,000). The Board of Directors may establish differing Minimum Amounts for each class of the Corporation's stock and for categories of holders of shares of any class of stock based on such criteria as the Board of Directors may deem appropriate.

               (ii) If the net asset value of the shares of a class of the Corporation's stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to shares of that class, or with respect to the category of holders, in which the stockholder is included, of shares of that class, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iv) of this subsection (e), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

               (iii) The Corporation shall be entitled but not required to redeem shares of stock from any stockholder or stockholders, to the extent and at such times as the Board of Directors shall, in its absolute discretion, determine to be necessary or advisable to prevent the Corporation from qualifying as a "personal holding company", within the meaning of the Internal Revenue Code of 1954, as amended from time to time. Notice shall be given in accordance with paragraph
          (iv) of this subsection (e).

               (iv) The notice referred to in paragraphs (ii) and (iii) of this subsection (e) shall be in writing personally delivered, or deposited in the mail, at least thirty days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by certified or registered mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this

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          subsection (e) shall be an amount equal to the net asset value of such shares, computed in accordance with Article NINTH hereof.

               (f) Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the holders of stock of the Corporation to redeem shares of stock and may postpone the right of such holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

               (g) The right of any holder of stock of the Corporation redeemed by the Corporation as provided in subsection (d) or (e) of this section 3 to receive dividends thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the purchase or redemption price of such shares is determined, except the right of such holder to receive (i) the redemption price of such shares from the Corporation or its designated agent and (ii) any dividend or distribution to which such holder has previously become entitled as the record holder of such shares on the record date for such dividend or distribution. If shares of stock are redeemed by the Corporation pursuant to subsection (e) of this sec tion (3) and certificates representing the redeemed shares have been issued, the redemption price need not be paid by the Corporation until the certificates have been received by the Corporation or its agent duly endorsed for transfer.

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
               (h) The Corporation shall be entitled to purchase shares of its stock, to the extent that the Corporation may lawfully effect such purchase under the laws of the State of Maryland, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, by agreement with the stockholder at a price not exceeding the net asset value per share computed in accordance with Article NINTH hereof.

               (i) The net asset value of each share of a class of the Corporation's stock issued and sold or redeemed or purchased at net asset value shall be the net asset value per share of the shares of that class determined in accordance with Article NINTH hereof based on the assets belonging to that class less the liabilities charged to that class.

               (j) In the absence of any specification as to the purpose for which shares of stock of the Corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be retired in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of stock of the Corporation shall not be reduced by the number of any shares redeemed or purchased by it.

               (k) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class, provided that dividends or distributions shall be paid on shares of a class of stock only out of lawfully available assets belonging to that class.

               (l) For the purpose of allowing the net asset value per share of a class of the Corporation's stock to remain constant, the Corporation shall be entitled to declare,

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          pay and credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation allocated to that class. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of the class, to redeem pro rata from all the stockholders of record of shares of the class at the time of such redemption (in proportion to their respective holdings thereof) such number of outstanding shares of the class, or fractions thereof, as shall be required to permit the net asset value per share of the class to remain constant.

               (m) In the event of the liquidation or dissolution of the Corporation, the stockholders of a class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net asset value of the respective classes and then distributed to the holders of stock of each class in proportion to the net asset value of the shares of that class held by the respective holders.

               (n) On each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each such share standing in his name on

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          the books of the Corporation irrespective of the class thereof;
          provided, however, that to the extent class voting is required by the Investment Company Act of 1940 or regulations thereunder, as from time to time amended, or the laws of the State of Maryland as to any such matter, those requirements shall apply.

               (o) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

     (4) No holder of any shares of stock of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any such shares which the Corporation shall issue or propose to issue; and any and all of the shares of stock of the Corporation, whether now or hereafter authorized, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering same, or any thereof, to any said holder.

     (5) All persons who shall acquire stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as from time to time amended.

     SIXTH: The number of directors of the Corporation, until such number shall be increased pursuant to the By-Laws of the Corporation, shall be three. The number of directors shall never be less than the number prescribed by the General Corporation Law of the State of Maryland and shall never be more than twenty. The names of the persons who shall act as directors of the Corporation until the first annual meeting or until their successors are duly chosen and qualify are Joseph H. Reich, Oscar L. Tang and H. Garrett Thornburg, Jr.

     SEVENTH: The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

               (a) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which shall have and may exercise all powers of the Corporation except those powers which are by law, by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have power:

               (i) to make, alter and repeal by-laws of the Corporation;

               (ii) to issue, and sell, from time to time, shares of any class of the Corporation's stock in such amounts and on such terms and conditions, and for such amount and kind of consideration, as the Board of Directors shall determine, provided that the consideration per share to be received by the Corporation shall be not less than the greater of the net asset value per share of that class of stock at such time computed in accordance with Article NINTH hereof or the par value thereof;

               (iii) from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves for working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said Board of Directors may deem to be in the best interests of the Corporation; and to determine in its discretion what

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          part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation; and

               (iv) from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Maryland, unless and until authorized to do so by resolution of the Board of Directors or of the stockholders of the Corporation.

               (b) Notwithstanding any provision of the General Corporation Law of the State of Maryland requiring a greater proportion than a majority of the votes of all classes or of any class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

               (c) Except as may otherwise be expressly provided by applicable statutes or regulatory requirements, the presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote shall constitute a quorum at any meeting of the stockholders.

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               (d) Any determination made in good faith and, so far as
          accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to the market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, purchase or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

               (e) Except to the extent prohibited by the Investment Company Act of 1940, as amended, or rules, regulations or orders thereunder promulgated by the Securities and Exchange Commission or any

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          successor thereto or by the By-Laws of the Corporation, a director, officer or employee of the Corporation shall not be disqualified by his position from dealing or contracting with the Corporation, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director, officer or employee or any firm of which any director, officer or employee is a member or any corporation of which any director, officer or employee is a stockholder, officer or director, is in any way interested in such transaction or contract; provided that in case a director, or a firm or corporation of which a director is a member, stockholder, officer or director, is so interested, such fact shall be disclosed to or shall have been known by the Board of Directors or a majority thereof; and any director of the Corporation who is so interested, or who is a member, stockholder, officer or director of such firm or corporation, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such transaction or contract, with like force and effect as if he were not such director, or member, stockholder, officer or director of such firm or corporation.

               (f) Specifically and without limitation of subsection (e) of this Article SEVENTH but subject to the exception therein prescribed, the Corporation may enter into management or advisory, underwriting, distribution and administration contracts and other contracts, and may otherwise do business, with Reich & Tang, Inc., and any parent, subsidiary or affiliate of such firm or any affiliate of any such affiliate, or the stockholders, directors, officers and employees thereof, and may deal freely with one another notwithstanding that the Board of Directors of the Corporation may be composed in part of directors, officers or employees of such firm and/or its parents, subsidiaries or affiliates and that officers

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          of the Corporation may have been, be or become directors, officers, or employees of such firm and/or its parents, subsidiaries or affiliates, and neither such management or advisory, underwriting, distribution or administration contracts nor any other contract or transaction between the Corporation and such firm and/or its parents, subsidiaries or affiliates shall be invalidated or in any way affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any person for any loss incurred by it or him under or by reason of such contract or transaction; provided that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided always that such contractor or transaction shall have been on terms that were not unfair to the corporation at the time at which it was entered into.

     EIGHTH: To the maximum extent permitted by the General Corporation Law of the State of Maryland as from time to time amended, the Corporation shall indemnify its currently acting and its former directors and officers and those persons who, at the request of the Corporation, serve or have served another corporation, partnership, joint venture, trust or other enterprise in one or more of such capacities.

     NINTH: For the purposes of the computation of net asset value referred to in these Articles of Incorporation, the following rules shall apply:

                    (a) The net asset value of each share of a class of the
               Corporation's stock issued or sold at its net asset value shall be the net asset value per share of that class next determined, as provided in subsection (d) of this Article NINTH, following acceptance by the Corporation of

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               the purchase order, subscription or other agreement with respect to the issue or sale of such share.

                    (b) The net asset value of each share of a class of the
               Corporation's stock redeemed by the Corporation at the request of its holder shall be the net asset value per share of that class next determined, as provided in subsection (d) of this Article NINTH, following the time the Corporation receives a request for redemption of such share in good order with all appropriate documentation, including stock certificates, if any, duly endorsed for transfer.

                    (c) The net asset value of each share of a class of the
               Corporation's stock purchased or redeemed by it otherwise than upon request for redemption by the holder of the share shall be
               (i) the net asset value per share of that class of the Corporation's stock next determined, as provided in section (d) of this Article NINTH, following the Corporation's determination or agreement to purchase or redeem such share, the expiration of any notice period and fulfillment of any other conditions precedent to such purchase or redemption, or (ii) such lower price per share as may be specified in the agreement, if any, with the stockholder for the purchase or redemption of his shares.

                    (d) The net asset value of a share of a class of the
               Corporation's stock as at the time of a particular determination shall be the quotient obtained by dividing the value at such time of the net assets of that

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               class (i.e., the value of the assets belonging to that class less the liabilities charged to that class exclusive of capital stock and surplus) by the total number of shares of that class outstanding at such time, all determined and computed as provided in the Corporation's By-Laws or by or pursuant to the direction of the Board of Directors.

                    (e) The Corporation shall determine the net asset value per share of a class of its stock on such days and at such times as may be determined by the Board of Directors subject to any applicable rules and regulations of the Securities and Exchange Commission or any successor thereto.

                    (f) The Corporation may suspend the determination of the net asset value of a class of its stock during any period when it may suspend the right of the holders of shares of that class to require the Corporation to redeem their shares.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in any amendment hereto in the manner now or hereafter prescribed by the laws of the State of Maryland, and all rights conferred upon stockholders herein are granted subject to this reservation.


     IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, has adopted and signed these Articles of Incorporation for the purpose of forming the corporation described herein pursuant to the General Corporation Law of the State of Maryland and does hereby acknowledge that said adoption and signing are his act.




                                                        /S/Joseph H. Reich
                                                           Joseph H. Reich

Dated:  July 22, 1982

                              ARTICLES OF AMENDMENT
                                       OF
                        DAILY TAX FREE INCOME FUND, INC.

         Daily Tax Free Income Fund, Inc., a Maryland Corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), the total number of shares of stock of all classes and series which the Corporation presently has authority to issue is 20,000,000,000 shares of capital stock (par value $.001 per share), amounting in aggregate par value to $20,000,000, certifies to the Department of Assessments and Taxation of Maryland that:

         FIRST:            The charter of the Corporation is hereby amended
by striking out Article FIFTH and inserting in lieu thereof the following:

FIFTH:            (a)  The total number of shares of stock of all classes
         and series which the Corporation has authority to issue is 20,000,000,000 shares of capital stock (par value $.001 per share), amounting in aggregate par value to $20,000,000.
         All of such shares are classified as "Common Stock".  The
         Board of Directors may classify or reclassify any unissued shares of capital stock (whether or not such shares have been previously classified or reclassified) from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

                  (b) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end company under the Investment Company Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation has authority to issue.

                  (c) Any series of Common Stock shall be referred to herein individually as a "Series" and collectively, together with any further series from time to time established, as the "Series".

                  (d) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of any additional Series of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional Series at the time it is established and designated):

                           (1) Asset Belonging to Series. All consideration received by the Corporation from the issue or sale of shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, together with any General Items allocated to that Series as provided in the following sentence, are herein referred to collectively as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits or proceeds which are not readily identifiable as belonging to any particular Series (collectively, "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

                           (2) Liabilities of Series. The assets belonging to
                  each particular Series shall be charged with the liabilities of the Corporation in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as pertaining to any particular Series, shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to collectively as "liabilities of" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by or under the supervision of the Board of Directors shall be conclusive and binding for all purposes.

                           (3) Dividends and Distributions. Dividends and capital gains distributions on shares of a particular

                  Series may be paid with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities of that Series. All dividends on shares of a particular Series shall be paid only out of the income belonging to that Series and all capital gains distributions on shares of a particular Series shall be paid only out of the capital gains belonging to that Series. All dividends and distributions on shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

                           Dividends and distributions may be paid in cash,
                  property or additional shares of the same or another Series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in shares shall be paid at the current net asset value thereof.

                           (4) Voting. On each matter submitted to a vote of the
                  stockholders, each holder of shares shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the Series thereof, and all shares of all Series shall vote as a single class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any Series is required by the Investment Company Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that Series shall apply in lieu of Single Class Voting; (ii) in the event that the separate vote requirement referred to in clause (i) above applies with respect to one or more Series, then, subject to clause (iii) below, the shares of all other Series shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular Series, including liquidation of another Series as described in subsection (7) below, only the holders of shares of the one or more affected Series shall be entitled to vote.

                           (5) Redemption by Stockholders. Each holder of shares
                  of a particular Series shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his shares of that Series, at a redemption price per share equal to the net asset value per share of that Series next determined after the shares are properly tendered for redemption, less such redemption fee or sales charge, if any, as may be established from time to time by the Board of Directors in its sole discretion. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by the Investment Company Act, make payment wholly or partly in securities or other assets belonging to the Series of which the shares being redeemed are a part, at the value of such securities or assets used in such determination of net asset value.

                           Payment by the Corporation for shares of stock of the
                  Corporation surrendered to it for redemption shall be made by the Corporation within such period from surrender as may be required under the Investment Company Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any Series to require the Corporation to redeem shares of that Series during any period or at any time when and to the extent permissible under the Investment Company Act.

                           (6) Redemption by Corporation. The Board of Directors
                  may cause the Corporation to redeem at their net asset value the shares of any Series held in an account having, because of redemptions or exchanges, a net asset value on the date of the notice of redemption less than the Minimum Amount, as defined below, in that Series specified by the Board of Directors from time to time in its sole discretion, provided that at least 30 days prior written notice of the proposed redemption has been given to the holder of any such account by first class mail, postage prepaid, at the address contained in the books and records of the Corporation and such holder has been given an opportunity to purchase the required value of additional shares.

                           (i) the term "Minimum Amount" when used herein shall
                  mean One Thousand Dollars ($1,000) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed Twenty-Five Thousand Dollars ($25,000). The Board of Directors may establish differing Minimum Amounts for each class and series of the Corporation's stock and for holders of shares of each such class and series of stock based on such criteria as the Board of Directors may deem appropriate.

                           (ii) the Corporation shall be entitled but not
                  required to redeem shares of stock from any stockholder or stockholders, as provided in this subsection (6), to the extent and at such times as the Board of Directors shall, in its absolute discretion, determine to be necessary or advisable to prevent the Corporation from qualifying as a "personal holding company", within the meaning of the Internal Revenue Code of 1986, as amended from time to time.

                           (7) Liquidation. In the event of the liquidation of a
                  particular Series, the stockholders of the Series that is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that Series over the liabilities of that Series. The holders of shares of any particular Series shall not be entitled thereby to any distribution upon liquidation of any other Series. The assets so distributable to the stockholders of any particular Series shall be distributed among such stockholders in proportion to the number of shares of that Series held by them and recorded on the books of the Corporation. The liquidation of any particular Series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding voting securities of that Series, as defined in the Investment Company Act, and without the vote of the holders of shares of any other Series. The liquidation of a particular Series may be accomplished, in whole or in part, by the transfer of assets of such Series to another Series or by the exchange of shares of Series for the shares of another Series.

                           (8) Net Asset Value Per Share. The net asset value per share of any Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities of that Series) by the total number of shares of that Series outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act. Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the assets belonging to, and the net asset value per share of outstanding shares of, each Series, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act, to determine which item shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes.

                           The Board of Directors may determine to maintain the
                  net asset value per share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the Investment Company Act for the continuing declaration of income attributable to that Series as dividends and for the handling of any losses attributable to that Series. Such procedures may provide that in the event of any loss, each stockholder shall be deemed to have contributed to the capital of the Corporation attributable to that Series his pro rata portion of the total number of shares required to be canceled in order to permit the net asset value per share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each stockholder of the Corporation shall be deemed to have agreed, by his investment in any Series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

                           (9) Equality. All shares of each particular Series
                  shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities of that Series), and each share of any particular Series shall be equal to each other share of that Series. The Board of Directors may from time to time divide or combine the shares of any particular Series into a greater or lesser number of shares of that Series without thereby changing the proportionate interest in the assets belonging to that Series or in any way affecting the rights of holders of shares of any other Series.

                           (10) Conversion or Exchange Rights. Subject to
                  compliance with the requirements of the Investment Company Act, the Board of Directors shall have the authority to provide that holders of shares of any Series shall have the right to convert or exchange said shares into shares of one or more other Series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

                  (e) The Board of Directors may, from time to time and without stockholder action, classify shares of a particular Series into one or more additional classes of that Series, the voting, dividend, liquidation and other rights of which shall differ from the classes of common stock of that Series to the extent provided in Articles Supplementary for such additional class, such Articles to be filed for record with the appropriate authorities of the State of Maryland. Each class so created shall consist, until further changed, of the lesser of
         (x) the number of shares classified in Section (c) of this Article FIFTH or (y) the number of shares that could be issued by issuing all of the shares of that Series currently or hereafter classified less the total number of shares of all classes of such Series then issued and outstanding. Any class of a Series of Common Stock shall be referred to herein individually as a "Class" and collectively, together with any further class or classes of such Series from time to time established, as the "Classes".

                  (f) All Classes of a particular Series of Common Stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights with any other shares of Common Stock of that Series; provided, however, that notwithstanding anything in the charter of the Corporation to the contrary:

                           (1) Any class of shares may be subject to such sales
                  loads, contingent deferred sales charges, Rule 12b-1 fees, administrative fees, service fees, or other fees, however designated, in such amounts as may be established by the Board of Directors from time to time in accordance with the Investment Company Act.

                           (2) Expenses related solely to a particular Class
                  of a Series (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distributions and liquidation rights of the shares of that Class.

                           (3) As to any matter with respect to which a separate
                  vote of any Class of a Series is required by the Investment Company Act or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (2) above), such requirement as to a separate vote by that Class shall apply in lieu of Single Class Voting, and if permitted by the Investment Company Act or the Maryland General Corporation Law, the Classes of more than one Series shall vote together as a single class on any such matter which shall have the same effect on each such Class. As to any matter which does not affect the interest of a particular Class of a Series, only the holders of shares of the affected Classes of that Series shall be entitled to vote.

                           (g) The Corporation may issue and sell fractions of
                  shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the charter or By-Laws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

                           (h) The Corporation shall not be obligated to issue
                  certificates representing shares of any Class or Series of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law.

                           (i) No holder of any shares of stock of the
                  Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any such shares which the Corporation shall issue or propose to issue; and any and all of the shares of stock of the Corporation, whether now or hereafter authorized, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as Board of Directors in its discretion may determine, without first offering same, or any thereof, to any said holder.

                           (j) All persons who shall acquire stock or other
                  securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as from time to time amended.

         The charter of the Corporation, Article SEVENTH subsection (a)(ii) is hereby amended by striking out the first two lines and inserting in lieu thereof the following:

                  "(ii) to issue and sell, from time to time, of any class or series of"

         The charter of the Corporation, Article SEVENTH subsection (a)(ii) is hereby amended by changing the reference in line nine from Article NINTH to Article FIFTH.

         The charter of the Corporation is hereby amended by striking out Article EIGHTH and inserting in lieu thereof the following:

EIGHTH: (1) The Corporation shall indemnify (i) its currently acting and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the fullest extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the By-Laws and as permitted by law. Nothing contained herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                  (2) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and the Investment Company Act, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

         The charter of the Corporation is hereby amended by striking out Article NINTH.

         SECOND:           The amendment of the charter of the Corporation as
herein set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

         IN WITNESS WHEREOF, Daily Tax Free Income Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries, on December , 1992.


                                              DAILY TAX FREE INCOME FUND, INC.



                                              By:
                                                   William Berkowitz
                                                      President

Attest:



   Dana E. Messina
    Vice President

         THE UNDERSIGNED, President of DAILY TAX FREE INCOME FUND, INC., who executed on behalf of said corporation, the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and in all material respects, under the penalties of perjury.


                                   DAILY TAX FREE INCOME FUND, INC.



                                   By:
                                         William Berkowitz
                                            President